Exhibit 99.3

JUHL WIND, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
GIVING EFFECT TO THE ACQUISITION OF VALLEY VIEW TRANSMISSION, LLC

JUHL WIND, INC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet combines the consolidated historical balance sheet of Juhl Wind, Inc. and subsidiaries and the balance sheet of Valley View Transmission (Valley View), as of September 30, 2011, giving effect to the purchase of 32.6% of the Valley View membership interests as if it had been consummated on September 30, 2011. The following unaudited pro forma condensed consolidated statement of operations for the nine month period ended September 30, 2011 and the twelve month period ended December 31, 2010 combines the consolidated statement of operations of Juhl Wind, Inc. for its nine months ended September 30, 2011 and its year ended December 31, 2010 with the statements of operations of  Valley View for its nine months ended September 30, 2011 and its year ended December 31, 2010, giving effect to the acquisition of all of the outstanding shares of Valley View as if it had occurred at January 1, 2010.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the membership interest acquisition, are factually supportable and are expected to have a continuing impact on the combined results. Certain events related and attributable to the acquisition may have occurred at Juhl Wind, Inc. prior the closing of the acquisition or immediately after the acquisition due to the acquisition transaction. Accordingly, the adjustments presented on the pro forma condensed consolidated financial statements have been identified and presented in accordance with their timing to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the acquisition.

We are providing the following information to aid you in your analysis of the financial aspects of the acquisition. We derived the historical financial information of Juhl Wind, Inc. for the nine months ended September 30, 2011 from the unaudited condensed consolidated financial statements of Juhl Wind, Inc. as filed on Form 10-Q for the nine months ended September 30, 2011. We derived the historical financial information of Juhl Wind, Inc. for the year ended December 31, 2010 from the audited financial statements of Juhl Wind, Inc included in the Form 10-K filing dated on March 31, 2011.  We derived the historical financial information of Valley View for the nine months ended September 30, 2011 from Valley View’s unaudited internal financial statements incorporated herein and the December 31, 2010 audited financial statements, also incorporated herein. This information should be read together with Juhl Wind, Inc’s, audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Juhl Wind, Inc included in its annual report on Form 10-K filed March 31, 2011 and its quarterly reports on Form 10-Q filed August 15, 2011 and November 14, 2011.

The unaudited pro forma condensed consolidated financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

At the acquisition date of November 30, 2011, Juhl Wind, Inc. acquired 32.6% of the outstanding Valley View membership interests of Valley View in exchange for $1,851,000 in cash and conversion of its notes receivable. The assets and liabilities of Valley View Transmission are to be recorded at their respective estimated fair values as of the date of the acquisition using generally accepted accounting principles for business combinations. The fair value of the total consideration paid by all investors, including the Company, at the acquisition date was $4,573,430 for an 80.4% interest.  This indicated that the fair value of the entity was approximately $5,689,000.  The remaining outside interest of 67.4%, that is not classified outside of permanent equity as redeemable membership units, will be presented and classified in the consolidated financial statement as a noncontrolling interest.

JUHL WIND, INC
NOTES TO UNAUDITED PROFORMA CONDENSED CONSOLIDATED
BALANCE SHEET AND STATEMENTS OF OPERATIONS

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011
AND THE YEAR ENDED DECEMBER 31, 2010

Note 1.  Basis of Presentation

The unaudited pro forma condensed consolidated financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

Pro forma adjustments are necessary to (i) record certain events related or attributable to the membership interest acquisition of Valley View, and (ii) the accounting upon consummation of the business combination.

Note 2.  Pro Forma Adjustments

Descriptions of the adjustments included in the unaudited pro forma condensed consolidated balance sheet and the condensed consolidated statements of operations are as follows:

(a)
 Juhl Wind, Inc. acquired 32.6% of the outstanding membership interests of Valley View Transmission LLC (“Valley View”) for $1,851,000 in cash and reduction of notes receivable. The remaining outside interest of 67.4%, consists of $1,319,756  non-controlling interests and $2,518,450 for redeemable preferred membership interests that are classified outside of permanent equity as redeemable membership units. For total equity raised of approximately $5,689,000.
The acquisition is being accounted for under the acquisition method.  No goodwill was recorded in connection with the transaction. The assets and liabilities of Valley View were recorded at their respective estimated fair values.  The Company used a combination of the market and cost approaches to estimate the fair values of the Valley View assets acquired and liabilities assumed. The fair value estimates include an increase of approximately $2,709,000 to the property and equipment of Valley View based on our assessment of fair value in comparison to Valley View’s carrying values.  The fair value estimates of the bank notes payable included the elimination of all loan financing fees.

(b)	Intercompany promissory notes receivable and promissory notes payable are eliminated in the consolidated proforma, or because they were reduced through the Juhl’s conversion to an equity interest.

(c)	Previous contributions by local owners in excess of their final equity contribution are reclassified to accrued expenses in the amount of $395,000.

(d)
As required by Regulation S-X, Rule 11-02, historical income results of Juhl Wind, Inc. and Valley View shall apply the appropriate tax rate due to the tax status of Juhl Wind, Inc. being a C-Corp. A tax benefit  for the nine months ended September 30, 2011 of $436,000  was recorded.  A tax provision for the year ended December 31, 2010 was deemed immaterial.

(e)	As a result of obtaining control, as defined by VIE consolidation accounting guidance, the Company’s previously held equity interest in this entity was remeasured at the acquisition date. The Company recognized a one-time non-cash pre-tax gain of approximately $320,000 as a result of the remeasurement. The gain is included in the consolidated statement of operations as a gain on previously held equity interest. Previously, the Company had recorded approximately $320,000 of losses attributable equity method accounting.

(f)
Basic outstanding shares include the weighted average shares of the Company’s common stock outstanding as if issued on January 1, 2011 and January 1, 2010. Diluted outstanding shares reflects the potential dilution effect that would occur if common stock warrants and convertible preferred stock were exercised or converted to common shares. However, for 2010, diluted outstanding shares is identical to basic outstanding shares, since potential common share equivalents are excluded from the calculation, as their effect is anti-dilutive, due to the Company’s net loss for the periods presented.

JUHL WIND, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2011

	HISTORICAL JUHL	HISTORICAL VALLEY VIEW	PRO FORMA ADJUSTMENTS		PRO FORMA CONSOLIDATED
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$5,043,285	$3,339	$2,700,000	(a)	$7,746,624
Restricted Cash	-	168,906	-		168,906
Accounts Receivable	1,168,754	-	-		1,168,754
Short term investments and accrued interest receivable	564,058	-	-		564,058
Short term investments - restricted	422,395	-	-		422,395
Promissory note receivable - including interest	4,455,137	-	(4,455,137)	(b)	-
Inventory	298,206	-	-		298,206
Reimbursable project costs	292,178	-	-		292,178
Costs and estimated profits in excess of billings	25,530	-	-		25,530
Other current assets	181,033	-	-		181,033
Current deferred income taxes	-	-	-		-
TOTAL CURRENT ASSETS	12,450,576	172,245	(1,755,137)		10,867,684
PROPERTY AND EQUIPMENT (Net)	4,997,489	19,461,698	2,709,733	(a)	27,168,920
OTHER ASSETS
Project Development Costs	4,665,878	-	(303,651)	(b)	4,362,227
Escrowed cash reserves for contractual commitments	138,175	-	-		138,175
Loan Costs (Net)	14,480	1,063,688	(1,063,688)	(a)	14,480
Equity investment in wind farm	478,570	-	(478,570)	(a)	-
Deferred Income Taxes	393,000	-	436,000	(d)	829,000
TOTAL OTHER ASSETS	5,690,103	1,063,688	(1,409,909)		5,343,882
TOTAL ASSETS	$23,138,168	$20,697,631 $	(455,313)		$43,380,486
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$1,918,714	$2,169,176 $	-		$4,087,890
Bank notes payable	391,167	12,195,593	-		12,586,760
Current deferred income taxes	207,000	-	-		207,000
Accrued Expenses	668,488	153,705	395,000	(c)	1,217,193
Billings in excess of costs and estimated profits	73,415	-	-		73,415
Customer Deposits	101,079	-	-		101,079
Deferred Revenue	910,583	-	-		910,583
Income taxes payable	330,000	-	-		330,000
Derivative liabilities- interest rate swap	-	211,532	-		211,532
Promissory notes payable - including interest	6,695,876	4,758,787	(4,758,788)	(b)	6,695,875
Current portion of long-term liabilities	262,113	-	-		262,113
TOTAL CURRENT LIABILITIES	11,558,435	19,488,793	(4,363,788)		26,683,440
LONG-TERM LIABILITIES
Bank Note Payable	1,036,352	-	-		1,036,352
Derivative liabilities- interest rate swap	-	843,107	-		843,107
Power purchase contract liability	3,580,153	-	-		3,580,153
TOTAL LONG-TERM LIABILITIES	4,616,505	843,107	-		5,459,612
REDEEMABLE PREFERRED STOCK	-	-	2,518,450	(a)	2,518,450
STOCKHOLDERS' EQUITY
Preferred Stock - Series A	2,527,731	-	-		2,527,731
Preferred Stock - Series B	11,392,403	-	-		11,392,403
Common Stock	2,194	-	-		2,194
Additional Paid-In Capital	8,929,055	-	-		8,929,055
Treasury Stock	(216,937)	-	-		(216,937)
Accumulated Deficit	(15,742,912)	-	436,000	(d)	(15,306,912)
Membership Capital		365,731	(365,731)	(a)	-
Noncontrolling Interest in equity	71,694	-	1,319,756	(a)	1,391,450
TOTAL STOCKHOLDERS' EQUITY	6,963,228	365,731	1,390,025		8,718,984
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$23,138,168	$20,697,631 $	(455,313)		$43,380,486

JUHL WIND, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2011

	HISTORICAL JUHL	HISTORICAL VALLEY VIEW	PRO FORMA ADJUSTMENTS		PRO FORMA CONSOLIDATED

REVENUE	$10,937,156	$19,175	$-		$10,956,331
COST OF REVENUES	3,162,781	-	-		3,162,781
GROSS PROFIT	7,774,375	19,175	-		7,793,550

OPERATING EXPENSES	3,510,337	56,778	-		3,567,115

OPERATING INCOME (LOSS)	4,264,038	(37,603)	-		4,226,435

OTHER INCOME (EXPENSE)
Interest Income	349,968	2,887	-		352,855
Loss in fair value of interest rate swap	-	(1,054,639)			(1,054,639)
Loss from equity method investment	-	-	(320,000)	(e)	(320,000)
Gain on previously held equity interest	-	-	320,000	(e)	320,000
Interest Expense	(414,171)	-	-		(414,171)
NET OTHER INCOME (EXPENSE)	(64,203)	(1,051,752)	-		(1,115,955)

NET INCOME (LOSS) BEFORE INCOME TAX	4,199,835	(1,089,355)	-		3,110,480

PROVISION FOR INCOME TAXES (BENEFIT)	1,781,000	-	(436,000)	(d)	1,345,000

NET INCOME (LOSS)	2,418,835	(1,089,355)	436,000		1,765,480

LESS NET LOSS ATTRIBUTABLE TO NON-
CONTROLLING INTEREST	2,544	-	-		2,544

NET INCOME (LOSS) ATTRIBUTED TO JUHL WIND INC.	$2,416,291	$(1,089,355)	$436,000		$1,762,936

PREFERRED STOCK CUMULATIVE DIVIDEND	289,869	-	-		289,869

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,126,422	$(1,089,355)	$436,000		$1,473,067

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	21,588,448				21,588,448

INCOME PER COMMON SHARE - BASIC AND DILUTED	$0.10				$0.07

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	21,620,585				21,620,585

INCOME PER COMMON SHARE - BASIC AND DILUTED	$0.10				$0.07

JUHL WIND, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010

	HISTORICAL JUHL	HISTORICAL VALLEY VIEW	PRO FORMA ADJUSTMENTS	PRO FORMA CONSOLIDATED

REVENUE	$6,268,143	$-	$-	$6,268,143
COST OF REVENUES	4,894,481	-	-	4,894,481
GROSS PROFIT	1,373,662	-	-	1,373,662

OPERATING EXPENSES	4,120,271	4,315	-	4,124,586

OPERATING LOSS	(2,746,609)	(4,315)	-	(2,750,924)

OTHER INCOME (EXPENSE)
Interest Income	655,468	144	-	655,612
Other Income (Expense), net	-	-	-	-
Interest Expense	(687,024)	-	-	(687,024)
NET OTHER INCOME (EXPENSE)	(31,556)	144	-	(31,412)

NET LOSS BEFORE INCOME TAX	(2,778,165)	(4,171)	-	(2,782,336)

PROVISION FOR INCOME TAX (BENEFIT)	(978,000)	-	-	(978,000)

NET LOSS	(1,800,165)	(4,171)	-	(1,804,336)

LESS NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(16,978)	-	-	(16,978)

NET LOSS ATTRIBUTABLE TO JUHL WIND, INC.	$(1,783,187)	$(4,171)	$-	$(1,787,358)

PREFERRED STOCK CUMULATIVE DIVIDEND	390,955	-		390,955

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,174,142)	$(4,171)	$-	(2,178,313)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	21,132,144			21,132,144

LOSS PER COMMON SHARE - BASIC AND DILUTED	$(0.10)			$(0.10)